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                                                                    EXHIBIT 10.6


                             MEDICAL ALLIANCE, INC.
               AMENDED AND RESTATED 1994 LONG-TERM INCENTIVE PLAN

                                   ARTICLE I
                                  DEFINITIONS

         As used in this Plan, the following terms will have the following meanings:

         1.1.    Annual Shareholders Meeting has the meaning ascribed to it in
Section 4.2.

         1.2.    Automatic Grant Date has the meanings ascribed to it in
Section 4.2(a).

         1.3. Award means a grant of Options under Article IV of the Plan, a Restricted Stock Award under Article V of the Plan, a Stock Appreciation Rights Award under Article VI of the Plan, a Performance Share Award under Article VII of the Plan or a Stock Unit Award under Article VIII of the Plan.

         1.4. Award Agreement means an Option Agreement, Restricted Stock Agreement, Stock Appreciation Rights Agreement, Performance Share Agreement or Stock Unit Agreement.

         1.5.    Board means the Company's Board of Directors.

         1.6. Cause means an act or acts engaged in by a Participant involving (i) a felony, (ii) fraud, (iii) embezzlement, (iv) gross or willful neglect of duty or misconduct, (v) the commission of any act that causes or reasonably may be expected to cause substantial injury to the Company.

         1.7. Code means the federal Internal Revenue Code of 1986, as amended.

         1.8. Committee means a committee comprised of two or more Directors of the Company, appointed by the Board, the members of which satisfy the requirements for eligibility set forth in Section 3.1 and which is responsible for the administration of the Plan; provided that the full Board may at any time, in its sole discretion, exercise any or all functions and authority of the Committee; and provided further that, to the extent required by Rule 16b-3, the Committee will have exclusive authority to exercise its functions and authority in respect of the selection of officers and Directors of the Company (other than Nonemployee Directors) to be Participants and in respect of decisions concerning Awards to such persons.

         1.9. Commission means the United States Securities and Exchange Commission.

         1.10.   Company means Medical Alliance, Inc., a Texas corporation.

         1.11. Director means a member of the Board of Directors of the Company or of a subsidiary thereof.
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         1.12.   Disability of a Participant will be deemed to occur whenever a
Participant is rendered unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuing period of not less than 12 months. In the case of any dispute as to whether or not a Participant is disabled within the meaning of this Section, the determination of disability will be made by a licensed physician selected by the Board and acceptable to the Participant, which physician's decision will be final and binding.

         1.13. Employee means any employee of the Company or of any of its subsidiaries, as defined under Section 3401(c) of the Code and the regulations promulgated thereunder.

         1.14. Employment Agreement means an agreement, if any, between the Company or any subsidiary thereof and a Participant, setting forth the terms and conditions of the Participant's employment by the Company or such subsidiary.

         1.15. ERISA means the Employee Retirement Income Security Act of 1974, as amended.

         1.16. Exchange Act means the Securities Exchange Act of 1934, as amended.

         1.17. Grant Date means, with respect to an Option, the date on which an Option is granted, as specified in Section 4.2 or, as applicable, in Section 4.3.

         1.18. Incentive Option means an Option that by its terms is intended to be treated as an "incentive stock option" within the meaning of Section 422 of the Code.

         1.19. Market Value means, on any date, the closing price per share of the Stock on the New York Stock Exchange on such date.

         1.20. Minimum Performance Goal means the minimum objective(s) established by the Committee that must be satisfied before any portion of a Performance Share Award is earned. The Minimum Performance Goal may, in the sole discretion of the Committee, be the same as or less than the Performance Goal.

         1.21. Nondiscretionary Option means a Nonstatutory Option granted to a Nonemployee Director under Section 4.2.

         1.22. Nonemployee Director means a member of the Board who is not an Employee.

         1.23. Nonstatutory Option means any Option that is not an Incentive Option.

         1.24. Option means an option to purchase Stock granted under the Plan.

         1.25. Option Agreement means a written agreement between the Company and a Participant setting forth the terms and conditions of an Option.

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         1.26.   Option Price means the price to be paid by a Participant for a share of Stock upon exercise of an Option.

         1.27.   Participant means a person to whom an Award has been granted.

         1.28. Performance Cycle or Cycle means a period of years selected by the Committee during which the performance of the Company and/or the Participant is measured for the purpose of determining the extent to which Performance Shares that have been contingently awarded with respect to such Cycle are earned.

         1.29. Performance Goal means the objective(s) established by the Committee at the time each Performance Share Award is granted with respect to the related Performance Cycle for the purpose of determining the extent to which Performance Shares that have been contingently awarded for such Cycle are earned.

         1.30. Performance Share or Performance Share Award means an Award granted pursuant to Article VII expressed as a share of Stock.

         1.31. Performance Share Agreement means a written agreement between the Company and a Participant setting forth the terms and conditions of a Performance Share Award.

         1.32. Plan means this Amended and Restated 1994 Long-Term Incentive Plan of the Company, as may be amended from time to time.

         1.33. Reporting Participant means a Participant who is subject to the reporting requirements of Section 16 of the Exchange Act.

         1.34. Restricted Stock or Restricted Stock Award means an award of Stock granted under Article V.

         1.35. Restricted Stock Agreement means a written agreement between the Company and a Participant with respect to a Restricted Stock Award.

         1.36. Retirement means resignation by the Participant on or after the date on which the Participant has served the Company or one or more subsidiaries thereof for at least five (5) years in the aggregate.

         1.37. Rule 16b-3 means Rule 16b-3 or its successors promulgated under the Exchange Act.

         1.38.   Securities Act means the Securities Act of 1933, as amended.

         1.39. Section 162(m) means Section l62(m) of the Code and the regulations promulgated thereunder.

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         1.40.   Stock means Common Stock, par value $0.002 per share, of the
Company or, in the event the outstanding shares of such stock are hereafter changed into or exchanged for shares of a different security of the Company or some other corporation, such other security.

         1.41. Stock Appreciation Right or Stock Appreciation Rights Award means an Award granted under Article VI.

         1.42. Stock Appreciation Rights Agreement means an agreement between the Company and a Participant setting forth the terms and conditions of a Stock Appreciation Rights Award.

         1.43. Stock Unit or Stock Unit Award means an award of Stock or units granted under Article VIII.

         1.44. Stock Unit Agreement means a written agreement between the Company and a Participant setting forth the terms and conditions of a Stock Unit Award.

         1.45. Ten Percent Owner means a person who owns, or is deemed within the meaning of Section 422(b)(6) of the Code to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or its parent or subsidiary corporations, within the meaning of Sections 424(e) and 424(f) of the Code). Whether a person is a Ten Percent Owner will be determined with respect to each Option based on the facts existing immediately prior to the Grant Date of such Option.

         1.46. Vesting Year for any portion of any Incentive Option mean the calendar year in which that portion of the Option first becomes exercisable.

                                   ARTICLE II
                                    GENERAL

         2.1. PURPOSE. This Plan is intended to encourage ownership of Stock by Participants and to provide additional incentives for them to promote the success of the Company's business. The Company intends that Incentive Options granted under Article IV will qualify as "incentive stock options" within the meaning of Section 422 of the Code.

         With respect to Reporting Participants, the Plan and all transactions under the Plan (other than certain transactions permitted by Section 4.9) are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or action by the Committee or the Board fails to so comply, it will be deemed null and void ab initio.

         2.2. TERM OF THE PLAN. Awards may be granted not later than December 31, 2004.

         2.3.    STOCK SUBJECT TO THE PLAN. Subject to the provisions of
Section 9.2 and subject to any additional restrictions elsewhere in the Plan, the maximum aggregate number of shares of Stock that may be issued from time to time pursuant to the Plan may not exceed 748,360

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